Exhibit T3B.7

Articles of Association of the company Aegerion Pharmaceuticals SARL with registered office in Eysins
I. General Provisions

Article 1: Corporate Name, Registered Office, Duration

Under the corporate name

Aegerion Pharmaceuticals SARL

a limited liability company (the "Company") exists after to art. 772 and seq. of the Swiss Code of Obligations ("CO"), with its registered office in Eysins. The duration of the Company is unlimited.

Article 2: Purpose

The purpose of the Company is to engage in marketing, distribution, supply merchanting, trading and trading, of pharmaceutical products, including all related thereto, in Switzerland or abroad.

The Company may also set up branch offices and subsidiaries in Switzerland and abroad and may acquire, hold, sell or finance any kind of company, in Switzerland or abroad. The Company may acquire, hold, lease and sell commercial real estate. The Company may engage in any kind of commercial activity that is directly related to its purpose.

The Company is empowered to enter into or exchange transactions for the account of shareholders, group companies or third parties. It is also allowed to grant loans to its shareholders, group companies and third parties to provide guarantees or securities for their obligations.

The Company may take any measures which it seems appropriate to promote the purpose of the Company, or which are connected with this purpose.

II. Capital and Capital Contributions

Article 3: Company Capital

The capital of the Company amounts to CHF 20'000. It is divided into 200 capital contributions of CHF 100.

Article 4: Register of Capital Contributions

The managing officers maintain a register of capital contributions.

The following are registered in the register of capital contributions:

a) members, with names and addresses;

b) number, nominal value and, if applicable, category of the capital contributions of each member;

c) usufructuaries, with names and addresses;

d) secured creditors, with names and addresses.

Members provide to the managing officers for entry into the register of capital contributions details of any changes to the information held.

Members have a right of access to the register of capital contributions.

Article 5: assignment

The assignment of capital contributions is required to be required.

The assignment of capital contributions does not require the approval of the meeting.

Article 6: Right of Link

The creation of a link to any capital contributions does not require the approval of the meeting.

In addition to the approval of a member of the board of directors, the board of directors of the board of directors.

III. Members' Meeting

Article 7: General and Extraordinary Members' Meetings

The general members' meeting shall be held within six months after the close of the business year. Extraordinary members' meetings are convened as necessary.

The members' meeting shall be convened by the managing officers and, if need be, by the auditor. The liquidators shall also be entitled to a meeting.

One or more members, representing at least 10% of the Company's capital may request that a members' meeting be held. Such request must be in writing, setting forth the questions to be discussed and the proposals to be decided upon.

Notice of the members' meeting, telefax or e-mail. The notice shall be in the form of the meeting of the meeting of the members of the meeting.

Unless the law requires minuting in a public deed, members' meeting resolutions may be replaced by a written resolution, as long as no shareholder requests an oral discussion by means of a letter, by fax or by email within ten (10) calendar days after received of the draft written resolution. A member who wishes to state its objection to this type of resolution must do so expressly and stating its reasons. The members' written vote, or the objection, must be submitted to the Company no later than the last day of the deadline.

Article 8: Powers of the Members' Meeting

According to art. 804 para. 2 CO, the members' meeting has the following non-transferable powers:

a) amendment of the articles of incorporation;

b) election and removal of the managing officers;

c) election and removal of the auditor and the auditor (if any);

d) approval of the annual report and the consolidated statements of account (if any);

e) approval of the financial statements and resolution on the use of the balance sheet profit, in particular, on the declaration of dividends and profit sharing by the managing officers;

f) determination of the managing officers' remuneration;

g) release of the managing officers from their liability;

h) authorization of the managing officers for the Company to acquire its own capital contributions or to consent to such an acquisition;

i) resolution on short application to exclude a member for important reasons;

j) dissolution of the Company; and

k) passing of resolutions on other matters which are reserved to the members of the meeting by law or under the articles of incorporation.

Article 9: Chair and Minutes

The members' meeting shall be chaired by the chairperson, or in his / her absence, by another member of the management, or by another person, who is not a member of the company, and who is elected for that day by the member's meeting. The chairperson designates the secretary for the minute and the scrutineers, none of whom need to be member.

Article 10: Representation

Each member may personally represent his or her capital at the members' meeting, or be represented by another person. Any representative will be authorized by a written proxy.

Article 11: Voting Rights

The voting rights of the members shall be determined according to the total nominal value of all capital contributions held by them. Each member has at least one vote.

Article 12: Resolutions

The provisions of these articles of incorporation, resolutions of the members of the meeting, and of the members of the meeting.

The chairperson of the members' meeting has the casting vote.

Article 13: Important Resolutions

A resolution of the members' meeting adopted by at least two thirds of the votes cast and an absolute majority of the entire Company capital, containing an exercisable voting right, is required for:

a) a change of purpose of the Company;

b) the introduction of capital contributions with privileged voting rights;

c) the restriction, exclusion or facilitation of the transferability of capital contributions;

d) an increase of the Company capital;

e) the limitation or withdrawal of subscription rights;

f) the approval of activities of the managing officers and members of the association of the law of loyalty or the prohibition of competition;

g) a short application to exclude a member for important reasons;

h) the exclusion of a member for reasons provided in the articles of incorporation;

i) the change of the registered office of the Company;

j) the dissolution of the Company.

Article 14: Passing Resolutions under Eased Requirements

All members may, if no objection is raised, hold a members' meeting without observing the prescribed formalities for the meeting (universal meeting). All matters falling within the competence of the members of the United States of America.

Instead of voting in a meeting, resolutions may also be adopted by way of a written vote, as long as no member requests an oral discussion.

IV. Management and Representation

Article 15: Election, Organization

The management of the company consists of one or more managing officers who are elected by the members' meeting for a term of office of one year. A re-election is possible.

In case of a single managing officer, such managing officer shall have individual signatory power. Otherwise, the members' meeting determines the powers of the managing officers.

The managing officers are responsible for their own organization and the chairperson. They may enact organization by-laws.

Article 16: Duties

The managing officers are expected to be - by law, under the articles of incorporation, or under by laws - delegated to another corporate body of the Company.

The managing officers have the following non transferable and inalienable duties:

a) to ultimately manage the Company and issue the necessary directives;

b) to regulate the organization in line with the law and the articles of incorporation;

c) to structure the accounting system, the financial control and the financial planning, insofar as this is required for the management of the Company;

d) to supervise persons entrusted with shares of management, in particular with respect to compliance with the law, the articles of incorporation, the by-laws and directives;

e) to prepare the business report (financial statements, annual report and, where applicable, consolidated statements of account);

f) to prepare for the meeting and implement its resolutions;

g) to inform the court in the event of over-indebtedness.

In addition to other matters and decisions that are required to be submitted to the members for approval under these articles of incorporation or as required by applicable laws or regulations, the following matters and decisions shall be submitted to the members’ meeting for approval:

a) Any sales of assets or stock, in any form or structure, or through a merger or reorganization;

b) Any purchases of assets or stock, in any form or structure, or through a merger or reorganization;

c) Any joint ventures, partnerships or similar transactions;

d) The incurrence of any indebtedness other than indebtedness in the ordinary course of business, such as trade and accounts receivables;

e) Entering or terminating any agreement, which is not in the ordinary course of business

f) Any form of capitalization or recapitalization of the Company;

g) Any link or other form of encumbrance on the Company's assets or stock;

h) Any financing or intercession transactions for the account of the shareholders, group companies or third parties

i) Any loans to its shareholders, group companies or third parties, or guarantees or securities for their obligations.

Switzerland or abroad; as well as the adaptation and alteration of the regulations the adoption and alteration of the organisational regulations.

Article 17: Representation

The managing officers represent the Company in accordance with the guidelines of the meeting of the articles of incorporation. May be set forth by the managing officers in organization by-laws.

The managing officers may be appointed managers and are responsible for the granting of signing authorities.

V. Auditor

Article 18: Election, Requirements

The members' meeting elects an auditor. It may be disputed with the election of an auditor, if:

a) the Company is not obligatory to undertake an ordinary audit;

b) all members agree; and

c) the Company has more than ten full-time positions on annual average.

The dispensation is also valid for subsequent years. Each member, however, has the right to request, at least the date of the meeting, the provision of a limited audit and the election of an appropriate auditor. In this case, the members' meeting of the resolution of the financial statements and the use of the balance sheet profits, in particular the determination of the dividends, until the auditor's report becomes available.

One or more individuals or corporate bodies or partnerships may be elected as auditor. registered office or registered in Switzerland. If the Company has several auditors, at least one auditor must fulfill this requirement.

The auditor is elected for one year business. Terminates with the approval of the last financial statements. A re-election is possible. A dismissal is possible at any time and without prior notice.

Article 19: Powers and Duties

If appointed, the auditor has the statutory powers and duties of an auditor of the Swiss share corporation.

VI. Miscellaneous

Article 20: Business Year, Financial Statements, Distribution of Profits

The business year will be determined by the managing officers.

The financial statements, consisting of the profit and loss statement, the balance sheet and the annex, will be drawn up under the provisions of the Swiss Code of Obligations.

Article 21: Announcements, Communications

Communications to the members take place in writing, by letter, e-mail or telefax. Official notifications of the Company are published in the Swiss Official Journal of Commerce.

Article 22: Original Text Binding

The authoritative text of these articles of incorporation is the French text.

October 2, 2013

The "Statutes" document above is a copy in accordance with Appendix no. 3 of the authentic act no. 121

/s/ Martin Ruf

Public Deed

on the resolution of the shareholder's meeting

of

Aegerion Pharmaceuticals SARL

with its registered office in Eysins (the Company)

Regarding

-Amendment to the Articles of Association—

At the premises of the Notary's office at Riesbach-Zurich, an extraordinary shareholders' meeting of the above mentioned company took place on 19.09.2018. According to the provisions of the Swiss Code of Obligations (CO), the signatory public official establishes this public deed concerning the resolutions passed.

Authentic act

1.	Formal findings

Alice Vorburger, of Buchs SG, c / o Walder Wyss AG, Seefeldstrasse 123, PO. Box, 8034 Zurich, opens and presides the meeting. She also acts as secretary and scrutinizer.

The chairperson states that:

(a)          The Company's total capital of CHF 20,000, divided into 200 capital contributions in the Company with a nominal value of CHF 100.00 each, is represented; and

(b)          today's shareholder's meeting is a universal meeting within the meaning of Art. 805 para. 5 no. 5 in conjunction with Art. 701 OR and has a quorum.

There is no objection to these findings.

Authentic act

2.	Amendment to the Articles of Association: Change of Registered Office

The shareholders' meeting resolves to change the registered office of the Company pursuant to article 1 of the Articles of Incorporation as follows:

The shareholder's meeting decides to change the registered office of the Company under Article 1 of the Articles of Association:

« Article 1:          Corporate Name, Registered Office, Duration

Under the corporate name

Aegerion Pharmaceuticals SARL

a limited liability company (the "Company") exists pursuant to art. 772 and seq. of the Swiss Code of Obligations ("CO"), with its registered office in Nyon. The duration of the Company is unlimited. »

The remaining provisions of the Articles of Association continue to apply without change.

The chairperson submits a copy of the Articles of Association and declares that these articles are complete Articles of Association in force, taking into account the above amendments. These Articles of Association are enclosed with the deed.

Authentic act

3.	Final provisions

The managing directors shall file with the commercial register.

In case of any inconsistencies between the French and the French version, the French wording shall prevail.

Signature

Notary Riesbach-Zurich
Pubic notary Riesbach-Zurich

Stefan Walder Public Notary

Articles of Association of the company Aegerion Pharmaceuticals SARL with registered office in Nyon

I. General Provisions

Article 1: Corporate Name, Registered Office, Duration

Under the corporate name

Aegerion Pharmaceuticals SARL

a limited liability company (the "Company") exists after to art. 772 and seq. of the Swiss Code of Obligations ("CO"), with its registered office in Nyon. The duration of the Company is unlimited.

Article 2: Purpose

The purpose of the Company is to engage in marketing, distribution, supply merchanting, trading and trading, of pharmaceutical products, including all related thereto, in Switzerland or abroad.

The Company may also set up branch offices and subsidiaries in Switzerland and abroad and may acquire, hold, sell or finance any kind of company, in Switzerland or abroad. The Company may acquire, hold, lease and sell commercial real estate. The Company may engage in any kind of commercial activity that is directly related to its purpose.

The Company is empowered to enter into or exchange transactions for the account of shareholders, group companies or third parties. It is also allowed to grant loans to its shareholders, group companies and third parties to provide guarantees or securities for their obligations.

The Company may take any measures which it seems appropriate to promote the purpose of the Company, or which are connected with this purpose.

STATUTES / ARTICLES OF INCORPORATION2

II.          Capital and Capital Contributions

Article 3: Company Capital

The capital of the Company amounts to CHF 20'000. It is divided into 200 capital contributions of CHF 100.

Article 4: Register of Capital Contributions

The managing officers maintain a register of capital contributions.

The following are registered in the register of capital contributions:

a)    members, with names and addresses;

b)   number, nominal value and, if applicable, category of the capital contributions of each member;

c)    usufructuaries, with names and addresses;

d)    secured creditors, with names and addresses.

Members provide to the managing officers for entry into the register of capital contributions details of any changes to the information held.

Members have a right of access to the register of capital contributions.

Article 5: assignment

The assignment of capital contributions is required to be required.

The assignment of capital contributions does not require the approval of the meeting.

STATUTES / ARTICLES OF INCORPORATION3

Article 6: Right of Link

The creation of a link to any capital contributions does not require the approval of the meeting.

In addition to the approval of a member of the board of directors, the board of directors of the board of directors.

III.          Members' Meeting

Article 7: General and Extraordinary Members' Meetings

The general members' meeting shall be held within six months after the close of the business year. Extraordinary members' meetings are convened as necessary.

The members' meeting shall be convened by the managing officers and, if need be, by the auditor. The liquidators shall also be entitled to a meeting.

One or more members, representing at least 10% of the Company's capital may request that a members' meeting be held. Such request must be in writing, setting forth the questions to be discussed and the proposals to be decided upon.

Notice of the members' meeting, telefax or e-mail. The notice shall be in the form of the meeting of the meeting of the members of the meeting.

STATUS / ARTICLES OF INCORPORATION4

Unless the law requires minuting in a public deed, members' meeting resolutions may be replaced by a written resolution, as long as no shareholder requests an oral discussion by means of a letter, by fax or by email within ten (10) calendar days after received of the draft written resolution. A member who wishes to state its objection to this type of resolution must do so expressly and stating its reasons. The members' written vote, or the objection, must be submitted to the Company no later than the last day of the deadline.

Article 8: Powers of the Members' Meeting

According to art. 804 para. 2 CO, the members' meeting has the following non-transferable powers:

a)    amendment of the articles of incorporation;

b)    election and removal of the managing officers;

c)    election and removal of the auditor and the auditor (if any);

d)   approval of the annual report and the consolidated statements of account (if any);

e)   approval of the financial statements and resolution on the use of the balance sheet profit, in particular, on the declaration of dividends and profit sharing by the managing officers;

f)    determination of the managing officers' remuneration;

g)    release of the managing officers from their liability;

h)   authorization of the managing officers for the Company to acquire its own capital contributions or to consent to such an acquisition;

i)   resolution on short application to exclude a member for important reasons;

STATUTES / ARTICLES OF INCORPORATION5

j)    dissolution of the Company; and

k)   passing of resolutions on other matters which are reserved to the members of the meeting by law or under the articles of incorporation.

Article 9: Chair and Minutes

The members' meeting shall be chaired by the chairperson, or in his / her absence, by another member of the management, or by another person, who is not a member of the company, and who is elected for that day by the member's meeting. The chairperson designates the secretary for the minute and the scrutineers, none of whom need to be member.

Article 10: Representation

Each member may personally represent his or her capital at the members' meeting, or be represented by another person. Any representative will be authorized by a written proxy.

Article 11: Voting Rights

The voting rights of the members shall be determined according to the total nominal value of all capital contributions held by them. Each member has at least one vote.

Article 12: Resolutions

The provisions of these articles of incorporation, resolutions of the members of the meeting, and of the members of the meeting.

The chairperson of the members' meeting has the casting vote.

Article 13: Important Resolutions

A resolution of the members' meeting adopted by at least two thirds of the votes cast and an absolute majority of the entire Company capital, containing an exercisable voting right, is required for:

STATUTES / ARTICLES OF INCORPORATION6

a)     a change of purpose of the Company;

b)     the introduction of capital contributions with privileged voting rights;

c)  the restriction, exclusion or facilitation of the transferability of capital contributions;

d)    an increase of the Company capital;

e)    the limitation or withdrawal of subscription rights;

f)   the approval of activities of the managing officers and members of the association of the law of loyalty or the prohibition of competition;

g)    a short application to exclude a member for important reasons;

h)  the exclusion of a member for reasons provided in the articles of incorporation;

i)     the change of the registered office of the Company;

j)     the dissolution of the Company.

Article 14: Passing Resolutions under Eased Requirements

All members may, if no objection is raised, hold a members' meeting without observing the prescribed formalities for the meeting (universal meeting). All matters falling within the competence of the members of the United States of America.

Instead of voting in a meeting, resolutions may also be adopted by way of a written vote, as long as no member requests an oral discussion.

STATUTES / ARTICLES OF INCORPORATION7

IV.          Management and Representation

Article 15: Election, Organization

The management of the company consists of one or more managing officers who are elected by the members' meeting for a term of office of one year. A re-election is possible.

In case of a single managing officer, such managing officer shall have individual signatory power. Otherwise, the members' meeting determines the powers of the managing officers.

The managing officers are responsible for their own organization and the chairperson. They may enact organization by-laws.

Article 16: Duties

The managing officers are expected to be - by law, under the articles of incorporation, or under by laws - delegated to another corporate body of the Company.

The managing officers have the following non transferable and inalienable duties:

a)    to ultimately manage the Company and issue the necessary directives;

b)  to regulate the organization in line with the law and the articles of incorporation;

c)    to structure the accounting system, the financial control and the financial planning, insofar as this is required for the management of the Company;

d)   to supervise persons entrusted with shares of management, in particular with respect to compliance with the law, the articles of incorporation, the by-laws and directives;

e)   to prepare the business report (financial statements, annual report and, where applicable, consolidated statements of account);

STATUTES / ARTICLES OF INCORPORATION8

a)    to prepare for the meeting and implement its resolutions;

b)    to inform the court in the event of over-indebtedness.

In addition to other matters, the following is a requirement for the application of the following criteria:

a)    Any sales of assets or stock, in any form or structure, or through a merger or reorganization;

b)   Any purchases of assets or stock, in any form or structure, or through a merger or reorganization;

c)    Any joint ventures, partnerships or similar transactions;

d)   The incurrence of any indebtedness other than indebtedness in the ordinary course of business, such as trade and accounts receivables;

e)    Entering or terminating any agreement, which is not in the ordinary course of business

f)     Any form of capitalization or recapitalization of the Company ;

g)    Any link or other form of encumbrance on the Company's assets or stock ;

h)    Any financing or intercession transactions for the account of the shareholders, group companies or third parties ;

i)    Any loans to its shareholders, group companies or third parties, or guarantees or securities for their obligations ;

j)     Settling up branch offices or subsidiaries in Switzerland or abroad; and

k)    the adoption and alteration of the organisational regulations.

STATUTES / ARTICLES OF INCORPORATION9

Article 17: Representation

The managing officers represent the Company in accordance with the guidelines of the meeting of the articles of incorporation. May be set forth by the managing officers in organization by-laws.

The managing officers may be appointed managers and are responsible for the granting of signing authorities.

V.          Auditor

Article 18: Election, Requirements

The members' meeting elects an auditor. It may be disputed with the election of an auditor, if:

a)    the Company is not obligatory to undertake an ordinary audit;

b)    all members agree; and

c)    the Company has more than ten full-time positions on annual average.

The dispensation is also valid for subsequent years. Each member, however, has the right to request, at least the date of the meeting, the provision of a limited audit and the election of an appropriate auditor. In this case, the members' meeting of the resolution of the financial statements and the use of the balance sheet profits, in particular the determination of the dividends, until the auditor's report becomes available.

One or more individuals or corporate bodies or partnerships may be elected as auditor. registered office or registered in Switzerland. If the Company has several auditors, at least one auditor must fulfill this requirement.

STATUTES / ARTICLES OF INCORPORATION10

The auditor is elected for one year business. Terminates with the approval of the last financial statements. A re-election is possible. A dismissal is possible at anytime and without prior notice.

Article 19: Powers and Duties

If appointed, the auditor has the statutory powers and duties of an auditor of the Swiss share corporation.

VI.          Miscellaneous

Article 20: Business Year, Financial

Statements, Distribution of Profits

The business year will be determined by the managing officers.

The financial statements, consisting of the profit and loss statement, the balance sheet and the annex, will be drawn up under the provisions of the Swiss Code of Obligations.

Article 21: Announcements, Communications

Communications to the members take place in writing, by letter, e-mail or telefax. Official notifications of the Company are published in the Swiss Official Journal of Commerce.

Article 22: Original Text Binding

The authoritative text of these articles of incorporation is the French text.

STATUTES / ARTICLES OF INCORPORATION11

Zurich, 19.09.2018

Official legalization

The undersigned notary attests to the meaning of art. 22 al. 4 ORC that these are complete and valid statutes taking into account the aforementioned modifications (see the declaration of the chairman of the general meeting in paragraph 2 of today's authentic deed).

Zurich, 19.09.2018	N TARIAT RIESBACH-ZÜRICH Stefan Walder, notary